Exhibit 99.1
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                                WINDSORTECH, INC.
For Immediate Release
Investor Relations Contact
Robert D. Jackson
rjackson@windsortechinc.com
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561-748-6136

           TRADING BEGINS FOR THE COMMON SHARES OF WINDSORTECH, INC.

PALM BEACH, FL and HIGHTSTOWN,  NJ--October 23, 2003--WindsorTech,  Inc, (OTCBB:
WSRT) a Data Security and Environmental Compliance service company, announced today that its common shares have been approved for trading on the OTC Bulletin Board under the symbol "WSRT". Indications of interest will be taken by the market maker beginning Friday, October 24, 2003, with trading expected to commence on Monday, October 27, 2003.

    Marc Sherman, CEO of WindsorTech, Inc., discussed this milestone in the Company's development: "We started WindsorTech in October 2001 with a singular focus - to be the leading Data Security and Environmental Compliance service company. We have invested heavily in our infrastructure to build a system capable of handling in excess of 35,000 end-of-life IT assets per month. With this infrastructure in place, we are beginning to address the data security and environmental concerns of end-of-life IT assets for corporate, public and academic America."

    Mr.  Sherman  continued:  "We are  squarely  positioned  in one of the  most progressive  areas of the IT  Asset  Management  industry.  In  addition  to the organic features that positively impact our industry such as regular and systematic technology "refreshes", legislative features and environmental concerns are converging to create a mandate for our services. EPA fines for improper disposal of IT assets can run to $10,000 per toxin; the typical computer system contains ten known toxins including Lead, Cadmium, Mercury, and Hexavalent Chromium, all of which are associated with serious health and human developmental concerns. While the EPA regulations cross all industries, other legislative action target the data security requirements of specific industries:

o Health Insurance Portability and Accountability Act (HIPAA) mandates the confidentiality of patient records and information for healthcare providers. The responsibility for the confidentiality of patient records and information does not expire with the end-of-life of the equipment.
o Gramm-Leach-Bliley Act of 1999 mandates the confidentiality of individual customer records for financial services organizations such as banks, stockbrokerages, and insurance companies.
o Sarbanes-Oxley Act of 2002 mandates, among other things, that public companies maintain records of all assets, including IT assets, for a period of seven years.

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    "Through an educational approach and our involvement with organizations like the International Association of IT Asset Managers ("IAITAM"), our sales force is assisting customers understand the tremendous amount of due diligence that is required in the vendor selection process for Data Security and Environmental Compliance. The fines and liability involved for improperly handled end-of-life IT assets are simply too great to trust to a vendor that is not on the cutting edge of the industry."

    Mr. Sherman concluded: "Above and beyond the organic growth we expect as a result of the favorable legislative environment and continued penetration to our Fortune 1000 targeted customers, we intend to expand our organization nationwide through carefully selected acquisitions. The Data Security and Environmental Compliance industry is very young, with a number of small, profitable companies operating in a limited geographic area or with a specific product focus. In addition to widening our footprint and integrating vertical markets, the acquisition of key companies in geographic areas enhances our model and competitive advantage by driving down shipping costs and allowing us to more efficiently handle companies with numerous offices and facilities. We are excited to be able to share in our vision with our existing and future shareholders."

     About WindsorTech, Inc.

WindsorTech, Inc. is a Data Security and Environmental Compliance Service company offering data security/erasure, environmental compliance, IT asset management consulting, and remarketing services to corporate, public and academic customers. The company is a Specialized Charter Member of IAITAM (International Association of IT Asset Managers) and holds a seat on their panel
of   Expert   Speakers.   For   more   information,   visit   our   website   at
www.windsortechinc.com.
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Statements  about WTI's  future  expectations,  including  future  revenues  and earnings, and all other statements in this press release other than historical facts are `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. WTI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and WTI's actual results could differ materially from expected results. WTI undertakes no obligation to update
forward-looking   statements  to  reflect   subsequently   occurring  events  or
circumstances.